Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-269804

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 28, 2023)

1,562,500 Shares

Common Stock

We are offering 1,562,500 shares of our common stock, par value $2.50 per share.

In connection with this offering, our common stock was approved for listing on The Nasdaq Stock Market, LLC (“Nasdaq”) under the symbol “EFSI” and will commence trading on the Nasdaq Capital Market on February 7, 2025. At the open of market on February 7, 2025, our common stock will cease to be traded on the OTCQX Market operated by OTC Markets Group Inc. On February 3, 2025, the closing price of our common stock on the OTCQX was $36.25 per share. Investing in our common stock involves risks. Before investing in our common stock, you should consider the information under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 5 of the accompanying prospectus and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference.

We are a “smaller reporting company” under Rule 405 of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference, and future filings. See the section entitled “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

	Per Share	Total(1)
Public offering price	$32.00	$50,000,000
Underwriting discounts and commissions(2)	$1.92	$3,000,000
Proceeds, before expenses, to us	$30.08	$47,000,000

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have granted the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional 234,375 shares of common stock from us on the same terms and conditions set forth above.

None of the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, or the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the Virginia State Corporation Commission’s Bureau of Financial Institutions, or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Eagle Financial Services, Inc. and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters are offering the shares of our common stock as set forth in the “Underwriting” section of the prospectus supplement. The underwriters expect to deliver the shares of common stock in book-entry form only through the facilities of The Depository Trust Company, against payment on or about February 10, 2025.

Sole-Bookrunner
Keefe, Bruyette & Woods A Stifel Company

Lead Manager
D.A. Davidson & Co.

Prospectus Supplement dated February 6, 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered, the risks of investing in this offering of our common stock and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated February 28, 2023, which is included as part of our shelf registration statement on Form S-3 (File No. 333-269804). That registration statement and the accompanying prospectus provide more general information about securities that we may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

In this prospectus supplement, “we,” “our,” “us,” or “the Company” refers to Eagle Financial Services, Inc., a Virginia corporation, and our consolidated subsidiaries, including Bank of Clarke, a Virginia state-chartered bank, unless the context indicates that we refer only to the parent company, Eagle Financial Services, Inc. In this prospectus supplement, the “Bank” refers to Bank of Clarke, our banking subsidiary. Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriters’ option to purchase additional shares from us is not exercised.

Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy our common stock in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law.

Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports, and proxy statements are also available over the Internet at www.bankofclarke.bank under the “Financials” section of the “Investors Relations” page. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed a shelf registration statement (File No. 333-269804) with the SEC registering the offering of various of our securities, including the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on  April 5, 2024 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;

•

our Quarterly Reports on Form 10-Q/A for the quarter ended March 31, 2024, filed with the SEC on January 24, 2025, for the quarter ended June 30, 2024, filed with the SEC on January 24, 2025, and for the quarter ended September  30, 2024, filed with the SEC on January 24, 2025;

•	our Current Reports on Form 8-K filed with the SEC on May 22, 2024, September 20, 2024 and December 20, 2024; and

•

the description of our common stock set forth in the registration statement on Form 8-A, filed on April 29, 1992, as updated by Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020, to register our common stock under the Exchange Act, as updated and amended from time to time.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Eagle Financial Services, Inc.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

Attention: Kathleen J. Chappell, Executive Vice President and Chief Financial Officer

(540) 955-5226

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of our beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. To the extent that this discussion describes prior performance, the descriptions relate only to the periods listed, which may not be indicative of our future financial outcomes. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the following:

•

credit quality deterioration, fluctuation in real estate market values, or other uncertainties, including the impact of inflationary pressures, or the resurgence of elevated levels of inflation in the United States and our market areas, on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings;

•	the effects of sustained higher interest rates, including on our net income and the value of our securities portfolio;

•	the effects of potential further reductions in interest rates, which could negatively impact the pricing of our loans and deposits and decrease our net interest income or net interest margin;

•

changes in the economic environment, competition, or other factors that may affect our ability to originate loans and acquire deposits and the quality of the loan portfolio and loan and deposit pricing;

•	fluctuations in the value and credit quality of our investment securities;

•	volatility and deterioration in the credit and equity markets;

•	changes in consumer spending, borrowing and savings habits;

•	governmental monetary and fiscal policies, including changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;

•	uncertainty regarding United States fiscal debt, deficit and budget matters;

•	changes in and uncertainty related to benchmark interest rates used to price loans and deposits;

•	legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators;

•	the ability to attract and retain key executives and employees experienced in banking and financial services;

•	the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio;

•	our ability to adapt successfully to technological changes to compete effectively in the marketplace;

•	credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services;

•

the ability to successfully manage growth or implement growth strategies if we are unable to identify attractive markets, locations or opportunities to expand in the future, expand into new markets, or successfully implement new product lines;

•	the effects of soundness of other financial institutions;

•	the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities;

•	volatility of rate-sensitive deposits;

•	operational risks, including data processing system failures or fraud;

•	our ability to control expenses;

•	asset/liability matching risks and liquidity risks;

•	the costs, effects and outcomes of existing or future litigation;

•	changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession;

•	changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board;

•

war or terrorist activities, widespread disease or pandemic, severe weather, natural or man-made disasters, regional or national civil unrest, or other adverse external events, which may cause deterioration in or otherwise affect the economy or disrupt or cause instability in credit markets;

•

the occurrence of fraudulent activity, breaches, or failures of our or our third-party vendors’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools;

•	interruptions involving our information technology and telecommunications systems or third-party servicers, including as a result of cybersecurity-related incidents;

•	the imposition of tariffs or other domestic or international governmental policies;

•

our use of the net proceeds from this offering for general corporate purposes, which may include balance sheet restructuring through the repositioning of our available-for-sale debt securities portfolio, and to support our capital ratios and our continued growth;

•	material weaknesses in our internal control over financial reporting; and

•	factors and risks described under the heading “Risk Factors” in our Annual Report on Form 10-K and in other reports we file with the SEC.

The foregoing factors could cause results or performance to materially differ from those expressed in our forward-looking statements, should not be considered exhaustive, and should be read together with other cautionary statements that are included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2023, in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024 and September 30, 2024, and other filings we may make with the SEC, copies of which are available from us at no charge. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and the accompanying prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, and including the financial statements and the accompanying notes contained in such documents.

Eagle Financial Services, Inc.

The Company is a bank holding company that was incorporated in 1991. The Company is headquartered in Berryville, Virginia and conducts its operations through its wholly-owned subsidiary, the Bank, which is chartered under Virginia law.

The Bank has thirteen full-service branches, two loan production offices, one wealth management office and one drive-through only facility. The Bank’s main office is located at 2 East Main Street in Berryville, Virginia. The Bank opened for business on April 1, 1881. The Bank has Virginia offices located in Clarke County, Frederick County, Fauquier County, Loudoun County and Fairfax County, as well as the Towns of Leesburg and Purcellville and the City of Winchester. The Bank has a Maryland office located in Frederick. The Bank’s market area is located in the Shenandoah Valley, Northern Virginia and Frederick, Maryland.

The Bank offers a wide range of retail and commercial banking services, including demand, savings and time deposits and consumer, mortgage and commercial loans. The Bank has thirteen ATM locations in its trade area and issues Debit cards to deposit customers. The Bank offers telephone banking, internet banking, and mobile banking to its customers. Internet banking also offers online bill payment to consumer and commercial customers. The Bank offers other commercial deposit account services such as ACH origination and remote deposit capture.

Eagle Investment Group (“EIG”), a division of the Bank, offers both a trust department and investment services. The trust services division of EIG offers a full range of personal and retirement plan services, which include serving as agent for bill paying and custody of assets, as investment manager with full authority or advisor, as trustee or co-trustee for trusts under will or under agreement, as trustee of life insurance trusts, as guardian or committee, as agent under a power of attorney, as executor or co-executor for estates, as custodian or investment advisor for individual retirement plans, and as trustee or trust advisor for corporate retirement plans such as profit sharing and 401(k) plans. The brokerage division of EIG offers a full range of investment services, which include tax-deferred annuities, IRAs and rollovers, mutual funds, retirement plans, 529 college savings plans, life insurance, long term care insurance, fixed income investing, brokerage CDs, and full service or discount brokerage services. Non-deposit investment products are offered through a third-party provider.

The Bank is a partner in Bankers Title Shenandoah, LLC, which sells title insurance and is an investor in Virginia Bankers Insurance Center, LLC, which serves as the broker for insurance sales through its member banks. The Bank invests in qualified affordable housing projects. The general purpose of these investments is to encourage and assist participants in investing in low-income residential rental properties located in the Commonwealth of Virginia, develop and implement strategies to maintain projects as low-income housing, provide tax credits and other tax benefits to investors, and to preserve and protect project assets.

As a bank holding company, the Company is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Federal Reserve. As a state-chartered commercial bank, the Bank is subject to regulation, supervision and examination by the Virginia State Corporation Commission’s Bureau of Financial Institutions. As a state-chartered bank that is a member of the Federal Reserve System, it is also subject to regulation, supervision and examination by the Federal Reserve. Other federal and state laws, including various consumer and compliance laws, govern the activities of the Bank, the investments that it makes and the aggregate amount of loans that it may grant to one borrower.

At September 30, 2024, the Company had consolidated total assets of $1.88 billion, deposits of $1.55 billion and shareholders’ equity of $117.8 million.

Our principal executive office is located at 2 East Main Street, Berryville, Virginia 22611 and our telephone number is (540) 955-2510. In connection with this offering, our common stock was approved for listing on Nasdaq under the symbol “EFSI” and will commence trading on the Nasdaq Capital Market on February 7, 2025. At the open of market on February 7, 2025, our common stock will cease to be traded on the OTCQX Market operated by OTC Markets Group Inc.

Additional information about us and our subsidiaries may be found in the documents incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Recent Developments

Selected Financial Highlights at and for the Quarter and Year Ended December 31, 2024

The following table presents certain unaudited financial information as of and for the quarter and year ended December 31, 2024. The following results are preliminary in nature and based upon currently available information while the year end audit is currently underway. As a result, these results are also subject to further revision based upon the review and audit by our independent auditors. Therefore, no assurance can be given that, upon completion of our review and the review and audit of our independent auditors, we will not report materially different financial results than those set forth below.

Selected Financial Results (unaudited)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
(in thousands except per share data)
Interest and dividend income	$23,994	$22,006	$91,321	$83,128
Interest expense	10,495	9,726	40,094	32,837

Net interest income	13,499	12,280	51,227	50,291
Provision for credit losses	351	366	2,551	1,649
Noninterest income (1)	8,521	3,662	21,557	14,745
Noninterest expenses	13,555	13,280	51,332	52,754
Income tax expense (benefit)	1,928	(99)	3,558	1,276

Net income	$6,186	$2,395	$15,343	$9,357

Net income per common share, basic	$1.74	$0.68	$4.32	$2.66
Net income per common share, diluted	$1.74	$0.68	$4.32	$2.66

Balance Sheet Summary (unaudited)	At December 31 2024	At December 31, 2023
(in thousands)
Assets	$1,866,215	$1,825,597
Cash and cash equivalents	193,159	138,353
Securities available for sale, at fair value, and restricted stock	128,887	147,011
Loans, net of allowance for credit losses	1,452,022	1,448,193
Liabilities	1,747,228	1,717,218
Deposits	1,575,156	1,506,322
Federal Home Loan Bank advances	120,000	165,000
Shareholders’ equity	118,987	108,379

Selected Ratios (unaudited) (2)	At or For the Three Months Ended		At or for the Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net interest margin	3.03%	2.85%	3.00%	2.96%
Efficiency ratio	74.58	83.01	75.08	81.55
Return on average assets	1.32	0.53	0.85	0.54
Return on average equity	21.10	9.33	13.77	9.05
Tangible book value per share (3)	$33.52	$30.78	$33.52	$30.78
Non-performing loans to total loans	0.17%	0.40%	0.17%	0.40%
Non-performing assets to total assets	0.16	0.34	0.16	0.34
Allowance for credit losses to total loans	1.02	0.99	1.02	0.99
Allowance for credit losses to non-performing loans	725.24	256.74	725.24	256.74
Common equity Tier 1 capital ratio	9.19	8.44	9.19	8.44
Bank Level Tier 1 leverage ratio	8.79	8.48	8.79	8.48

(1)	Includes a gain of $3.9 million in connection with the sale-leaseback of a branch office in the fourth quarter of 2024.
(2)	Annualized where appropriate.
(3)

Tangible book value per share is a non-GAAP financial measure. Because the Company does not have any goodwill or other intangibles as of the dates provided, tangible book value per share is the same as book value per share as of each of the dates indicated.

THE OFFERING

Issuer	Eagle Financial Services, Inc., a Virginia corporation

Shares of common stock offered by us	1,562,500 shares (or 1,796,875 shares if the underwriters exercise in full their option to purchase additional shares).

Shares of common stock to be outstanding after the offering	5,112,080 shares (or 5,346,455 shares if the underwriters exercise in full their option to purchase additional shares).

Public offering price per share	$32.00

Use of proceeds	We estimate that the net proceeds that we will receive from this offering will be approximately $46.4 million, after deducting underwriting discounts and commissions and our estimated expenses, or approximately $53.5 million if the underwriters exercise the option to purchase additional shares in full. We intend to use the net proceeds from this offering for general corporate purposes, which may include balance sheet restructuring through the repositioning of our available-for-sale debt securities portfolio, and to support our capital ratios and our continued growth. See “Use of Proceeds.”

Directed share program	At our request, the underwriters have reserved up to 5% of the shares of common stock being offered by this prospectus supplement for sale at the public offering price to our executive officers and directors and to other persons having business relationships with us who have expressed an interest in purchasing our common stock offered by this prospectus supplement. We do not know if these persons will choose to purchase all or any portion of these reserved shares, but the amount of shares of common stock available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares. Any reserved shares purchased by our directors or executive officers will be subject to the lock-up agreements described in the section entitled “Underwriting—Lock-Up Agreements.”

Dividend policy	Holders of our common stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. While we have historically paid quarterly cash dividends on our common stock, see “Risk Factors—Risks Related to an Investment in Our Common Stock and the Offering—Our dividend policy may change without notice, we may not pay dividends on our common stock in the future, and our ability to pay dividends is subject to certain restrictions” on page S-11 of this prospectus supplement.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-9 in this prospectus supplement and the accompanying prospectus, and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement, along with all other information included in and incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

Lock-up agreements	We, each of our executive officers and directors, and certain shareholders, have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting—Lock-Up Agreements” in this prospectus supplement.

Listing and trading symbol	In connection with this offering, our common stock was approved for listing on Nasdaq under the symbol “EFSI” and will commence trading on the Nasdaq Capital Market on February 7, 2025. At the open of market on February 7, 2025, our common stock will cease to be traded on the OTCQX Market operated by OTC Markets Group Inc.

Transfer Agent	Equiniti Trust Company LLC

Unless otherwise noted, references in this prospectus supplement to the number of shares of our common stock outstanding after this offering are based on 3,549,580 shares of our common stock issued and outstanding as of December 31, 2024. Except as otherwise indicated, the information in this prospectus supplement:

•	includes 64,043 unvested restricted stock shares outstanding as of December 31, 2024;

•	excludes 208,560 shares of our common stock reserved for issuance under the Eagle Financial Services, Inc. 2023 Stock Incentive Plan, as of December 31, 2024;

•	assumes no exercise of the underwriters’ option to purchase additional shares of our common stock; and

•	does not attribute to any director or executive officer any purchases of shares of our common stock in this offering.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. The material risks and uncertainties that management believes affect us are described below. Before you decide to invest in our common stock, you should carefully read and consider all of the information contained in this prospectus supplement, including the risks and uncertainties described below and under “Special Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, including the risks and uncertainties described under “Risk Factors” in the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. Any of these risks, if they are realized, could have an adverse effect on our business, financial condition and results of operations, and consequently, the value of our common stock. In any such case, you could lose all or a portion of your original investment. Further, additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also adversely affect us. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Special Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to an Investment in Our Common Stock and the Offering

Future sales or the possibility of future sales of our common stock could depress the market price of our common stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of common stock. Following the completion of this offering, we will have issued and outstanding 5,112,080 shares of our common stock (or 5,346,455 shares if the underwriters exercise their option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act. We, our executive officers, our directors and certain shareholders holding, in the aggregate, 794,733 shares of our common stock as of December 31, 2024 (representing approximately 22.4% of our outstanding shares of common stock as of such date), have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, or the Lock-Up Period, subject to certain exceptions. See the section entitled “Underwriting.” Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements and they may be freely resold at any time, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See the section entitled “Underwriting.”

We may also issue additional shares in the future for various purposes without any action or approval by our shareholders, and these shares, once issued, will be available for sale into the public market, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The market price for our common stock may decline significantly when the restrictions on resale by our existing shareholders lapse. Actual or anticipated issuances or sales of substantial additional amounts of our common stock following this offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Further, a decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

The market price of our common stock may be volatile, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose part or all of your investment as a result.

Our stock price has fluctuated from a low of $27.90 to a high of $36.49 between January 3, 2024 and February 3, 2025. Volatility in the market price of our common stock may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. The market price of our common stock may continue to fluctuate widely in response to a variety of factors including the risk factors described herein and, among other things:

•	actual or anticipated variations in quarterly or annual operating results, financial conditions, or credit quality;

•	changes in business or economic conditions;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	prevailing interest rates;

•	changes in recommendations or research reports about us or the financial services industry in general published by securities analysts;

•	the failure of securities analysts to cover, or to continue to cover, us;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•	news reports relating to trends, concerns, and other issues in the financial services industry;

•	reports related to the impact of natural or man-made disasters in our market;

•	perceptions in the marketplace regarding us and or our competitors;

•	sudden increases in the demand for our common stock, including as a result of any “short squeezes”;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors;

•	additional investments from third parties;

•	additions or departures of key personnel;

•	future sales or issuance of additional shares of our common stock;

•	fluctuations in the market price of our competitors’ common stock and the operating results of our competitors;

•

changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws or regulations, including as a result of the 2024 U.S. presidential election;

•	new technology used, or services offered, by competitors;

•	additional investments from third parties; or

•	geopolitical conditions such as acts or threats of terrorism, pandemics, or military conflicts.

In particular, the realization of any of the risks described in this section or under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, could have an adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of our senior management and could adversely affect our business, financial condition and results of operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or change their recommendations regarding our common stock or if our operating results do not meet their expectations, the market price of our common stock and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our common stock or publishes inaccurate or unfavorable research about our business, or our operating results do not meet their expectations, either absolutely or relative to our competitors, the market price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports about us regularly, (1) we could lose visibility in the financial markets, which in turn could cause the market price of our common stock or trading volume to decline and (2) demand for our common stock could decrease, which could cause the market price of our common stock and trading volume to decline. If we fail to meet the expectations of analysts for our operating results, the market price of our common stock would likely decline.

We depend on the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.

We are a bank holding company with no material activities other than activities incidental to holding the common stock of the Bank. Our principal source of funds to pay distributions on our common stock and service any of our obligations, other than further issuances of securities, is dividends received from the Bank. The holding company, Eagle Financial Services, Inc., is a legal entity separate and distinct from the Bank. Furthermore, the Bank is not obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of the Bank, various business considerations, and applicable law and regulation. As is generally the case for banking institutions, the profitability of the Bank is subject to the fluctuating cost and availability of money, changes in interest rates, and economic conditions in general. In addition, various federal statutes and regulations limit the amount of dividends that the Bank may pay to us without regulatory approval.

Our dividend policy may change without notice, we may not pay dividends on our common stock in the future, and our ability to pay dividends is subject to certain restrictions.

We have historically paid quarterly cash dividends on our common stock. On January 22, 2025, we announced the declaration of a quarterly cash dividend of $0.31 per share on our outstanding common stock. The dividend will be paid on February 14, 2025 to shareholders of record as of the close of business on February 3, 2025.

Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant. In addition, we are a bank holding company, and our ability to declare and pay dividends is dependent on federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that bank holding companies should generally pay dividends on common stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition, and that bank holding companies should inform and consult with the Federal Reserve in advance of declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid. If the Company effectuates a balance sheet restructuring transaction, it is possible that the Company would be required to seek the Federal Reserve’s non-objection prior to declaring dividends. Any future payment of dividends will also depend on the Bank’s ability to make distributions and payments to the Company, as these distributions and payments are our principal source of funds to pay dividends. The Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to the Company. In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common stock. See also “Item 1. Business—Supervision and Regulation—Payment of Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement.

The holders of our debt obligations and preferred stock will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and dividends.

In any liquidation, dissolution or winding up of the Company, our common stock would rank below all claims of debt holders against us as well as any preferred stock that has been issued. As of September 30, 2024, we had $30 million of subordinated notes outstanding. We had no preferred stock outstanding at that date. We could also incur future debt obligations or issue preferred stock in the future to raise additional capital. In such event, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after all of our obligations to the debt holders are satisfied and holders of subordinated debt and senior equity securities, including preferred shares, if any, have received any payment or distribution due to them. In addition, we may be required to pay interest on future debt obligations and preferred stock before we would be able to pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

Our management will have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.

We intend to use the net proceeds from this offering for general corporate purposes, which may include a balance sheet restructuring through the repositioning of our available-for-sale debt securities portfolio, and to support our capital ratios and our continued growth. The timing and execution of the restructuring will be dependent on market conditions. However, we are not required to apply any portion of the net proceeds of this offering for any particular purpose and our management could use the proceeds for purposes other than those contemplated at the time of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the market price of our stock to decline.

Virginia law and the provisions of our articles of incorporation and amended and restated bylaws may have an anti-takeover effect, and there are substantial regulatory limitations on changes of control of bank holding companies.

Certain provisions of our articles of incorporation and amended and restated bylaws, as well as Virigina law, and the Bank Holding Company Act, and Change in Bank Control Act, could delay or prevent a change of control that you may favor. Our articles of incorporation and amended and restated bylaws include certain provisions that could delay a takeover or change in control of us, including: a staggered board of directors, the exclusive right of our board to fill any director vacancy; and advance notice requirements for shareholder proposals and director nominations.

Virginia law contains two antitakeover statutes: the Affiliated Transactions Statute and the Control Share Acquisitions Statute, each of which could make it more difficult for another party to acquire the Company without the approval of the Company’s board of directors. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with the Company. Although these provisions may have the effect of delaying, deferring or preventing a change in control, the Company believes that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the offering price you paid. As a result, investors purchasing stock in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

Risks Relating to Our Business and our Industry and Regulation

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $46.4 million, or approximately $53.5 million if the underwriters exercise in full their option to purchase additional shares, in each case, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include a balance sheet restructuring through the repositioning of our available-for-sale debt securities portfolio, and to support our capital ratios and our continued growth. The timing and execution of the restructuring will be dependent on market conditions, although we may complete the restructuring before the end of the first quarter of 2025. We expect that this restructuring will involve the following:

•

The sale of debt securities with a face value of approximately $78.0 million, which carry an average yield of approximately 1.73% and a weighted average life of approximately 4.6 years as of January 29, 2025;

•	Based upon our current estimates of market pricing, we expect to recognize a pre-tax loss related to the restructuring of approximately $10.0 million, which may occur in the first quarter of 2025; and

•

The subsequent purchase of debt securities with current-market yields. We expect to purchase approximately $68.0 million of new debt securities, at face value, to be classified as available-for-sale securities. Based on current market rates, we estimate the new securities would have an estimated aggregate yield of approximately 4.75%, but the actual yield will depend on market conditions at the time of purchase.

We expect that the new securities purchased will have a lower regulatory risk weighting than the securities sold in the restructuring. This change in regulatory risk weighting, the reduction in the size of the investment portfolio, and the net proceeds of the offering, would have resulted in a pro forma Common Equity Tier 1 capital ratio, on a consolidated basis, of approximately 12.2% as of December 31, 2024.

We intend to undertake the restructuring transactions outlined above with the objective of increasing the profitability of our investment portfolio, improving liquidity, strengthening our capital position and supporting future growth. The restructuring transactions and their results, as well as their outcomes for the Company and the Bank, will be subject to market conditions and other factors. Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

•	on an actual basis; and

•

on an as adjusted basis to reflect the sale of 1,562,500 shares of our common stock offered by us at the public offering price of $32.00 per share in this offering, after deducting the underwriting discount and our estimated offering expenses (assuming the underwriters’ option to purchase additional shares from us is not exercised).

This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” included elsewhere in this prospectus supplement, our historical financial statements and related notes incorporated by reference into this prospectus supplement.

	As of September 30, 2024
(Dollars in thousands)	Actual	As Adjusted (1)
Assets:
Cash and due from banks	15,418	61,818
Long-term debt:
Federal Home Loan Bank advances	170,000	170,000
Subordinated debentures due 2032, net	29,495	29,495

Total long-term debt	199,495	199,495
Shareholders’ equity:
Preferred stock, $10 par value; 500,000 shares authorized; no shares issued	—	—
Common stock, $2.50 par value; 10,000,000 shares authorized; 3,549,580 shares issued and outstanding - actual and 5,112,080 shares issued and outstanding - as adjusted	8,714	12,620
Surplus	14,633	57,127
Retained earnings	108,927	108,927
Accumulated other comprehensive loss	(14,430)	(14,430)

Total shareholders’ equity	$117,844	$164,244
Total capitalization	$317,339	$363,739

Capital ratios: (2)
Total capital (to risk-weighted assets)	11.68%	14.73%
Tier 1 capital (to risk-weighted assets)	8.75%	11.80%
Common equity Tier 1 capital (to risk-weighted assets)	8.75%	11.80%
Tier 1 leverage	7.20%	9.48%

(1)

Does not give effect to the application of the net proceeds of this offering. In addition, if the underwriters’ option is exercised in full, common stock and total shareholders’ equity would be $13.2 million and $171.3 million, respectively.

(2)	The as adjusted calculations for the risk-based capital ratios for the Company assume that the net proceeds from the sale of the common stock are invested in assets that carry a 0% risk weighting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that acquire our common stock in this offering and hold it as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will agree with our position discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. We cannot assure you that a change in law will not significantly alter the tax considerations described in this discussion.

This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons who have elected to mark securities to market or who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations, pension plans, tax-qualified retirement plans, or governmental organizations; and

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a non-resident alien;

•	a foreign corporation (or any other entity treated as a corporation for U.S. federal income tax purposes);

•	an estate, the income of which is not subject to U.S. federal income taxation regardless of its source; or

•

a trust that does not have in effect a valid election under the U.S. Treasury Regulations, to be treated as a United States person and either (i) no court within the United States is able to exercise primary supervision over the trust’s administration or (ii) no “United States person” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of that trust.

Distributions on Common Stock

Distributions of cash or property on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero, and thereafter capital gain, which is subject to the tax treatment described below in the section entitled “—Sale or Other Taxable Disposition.”

Subject to the discussion below in the sections entitled “—Information Reporting and Backup Withholding” and “—FATCA Withholding” and the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive a reduced withholding rate, a Non-U.S. Holder must furnish a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced income tax treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that also apply to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below under “–Information Reporting and Backup Withholding” and “–FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if requsted by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for our common stock, or the relevant period, and the Non-U.S. Holder (i) disposes of our common stock during a calendar year when our common stock is no longer regularly traded on an established securities market or (ii) owned (directly, indirectly and constructively) more than 5% of our common stock at any time during the relevant period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our United States real property interests as defined in the Code relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Gain from a disposition of our common stock described in the third bullet point above will be subject to tax generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

Information Reporting and Backup Withholding

Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on dividends paid on our shares to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our shares by, a foreign entity if the foreign entity is:

•

a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•

a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not the Bank, will determine whether or not to implement gross proceeds FATCA withholding.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “—Distributions on Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. Holders should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

Under certain circumstances, a Non-U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our shares.

UNDERWRITING

We have entered into an underwriting agreement, dated February 6, 2025, with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters listed below (collectively, the “underwriters”), with respect to the shares of our common stock being offered pursuant to this prospectus supplement. Subject to the terms and conditions set forth in the underwriting agreement, we will agree to sell, and each underwriter will severally and not jointly agree to purchase, from us, the number of shares of our common stock indicated in the following table:

Number of Shares
Keefe, Bruyette & Woods, Inc.	1,250,000
D.A. Davidson & Co.	312,500

Total	1,562,500

The underwriters are offering the shares of our common stock subject to the satisfaction of a number of conditions described in the underwriting agreement, including receipt and acceptance of our common stock by the underwriters. The obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to these conditions. The underwriting agreement between us and the underwriters provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or this offering may be terminated.

In connection with this offering, the underwriters or securities dealers may distribute offering documents to investors electronically. See the section entitled “—Electronic Distribution.”

Underwriting Discount

Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $1.152 per share from the public offering price. Any of these securities dealers may resell any shares of our common stock purchased from the underwriters to other brokers or dealers at a discount of up to $0.384 per share from the public offering price. If all of the shares of our common stock are not sold at the public offering price, the representative may change the offering price and the other selling terms. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters. The underwriters reserve the right to reject an order for the purchase of shares, in whole or in part.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.92 per share. The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Full Exercise of option to purchase additional shares	No Exercise of option to purchase additional shares
Per share	$1.92	$1.92
Total	$3,450,000	$3,000,000

We estimate the expenses of this offering, including registration and filing fees, printing fees, legal and accounting expenses, but not including the underwriting discount, to be approximately $350,000, and such expenses are payable by us. We also have agreed to reimburse the underwriters for their expenses incurred in connection with the offering in an amount up to $250,000. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to 234,375 additional shares of our common stock, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, from time to time for a period of 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to the number of shares reflected next to such underwriter’s name in the table above relative to the total number of shares reflected in such table.

Lock-Up Agreements

We, certain shareholders, our executive officers and directors are entering into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the representative and subject to certain exceptions:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise directly or indirectly dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration thereof, or file with the Securities Exchange Commission any registration statement under the Securities Act, relating to any, shares of common stock or any such other securities;

•

enter into any swap, hedge, or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of our common stock, whether any such swap, hedge or transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are subject to customary exceptions and will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, the representative may, in its sole discretion, waive or release all or some of the securities from these lock-up agreements.

These restrictions also apply to securities convertible into or exchangeable or exercisable for or repayable with our common stock to the same extent as they apply to our common stock. They also apply to common stock owned now or later acquired by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Exchange Listing

In connection with this offering, our common stock was approved for listing on Nasdaq under the symbol “EFSI” and will commence trading on the Nasdaq Capital Market on February 7, 2025. At the open of market on February 7, 2025, our common stock will cease to be traded on the OTCQX Market operated by OTC Markets Group Inc.

Directed Share Program

At our request, the underwriters have reserved up to 5% of the shares of common stock being offered by this prospectus supplement for sale at the public offering price to our executive officers and directors and to other persons having business relationships with us who have expressed an interest in purchasing our common stock offered by this prospectus supplement. We do not know if these persons will choose to purchase all or any portion of these reserved shares, but the amount of shares of common stock available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares. Any reserved shares purchased by our directors or executive officers will be subject to the lock-up agreements described in the section entitled “—Lock-Up Agreements.”

Indemnification and Contribution

We have agreed to indemnify the underwriters and their affiliates, selling agents, and controlling persons against certain liabilities, including under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents, and controlling persons may be required to make in respect of those liabilities.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering and in accordance with Regulation M under the Exchange Act, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock, including, but not limited to:

•	stabilizing transactions;

•	short sales; and

•	purchase to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ purchase option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the purchase option described above. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As an additional means of facilitating our public offering, the underwriters may bid for, and purchase, shares of our common stock in the open market. The underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing shares of our common stock in this offering, if the syndicate repurchases previously distributed shares of our common stock to cover syndicate short positions or to stabilize the price of our common stock.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us, and should not be relied upon by investors.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation, and brokerage activities. From time to time, the underwriters and/or their respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking loan referrals, and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees, and expense reimbursement. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area, or Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer;

•	to investors who acquire shares for a total consideration of at least EUR 100,000 per investor, for each separate offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together we refer to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity, to which this prospectus supplement relates, is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other legal matters in connection with the offering will be passed upon for us by Luse Gorman, PC, Washington, D.C. Hunton Andrews Kurth LLP, Dallas, Texas, will pass upon certain legal matters in connection with this offering for the underwriters.

EXPERTS

The consolidated financial statements of Eagle Financial Services, Inc. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated into this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$75,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

Eagle Financial Services, Inc. may offer to sell, from time to time:

•	shares of our common stock,

•	shares of our preferred stock, either separately or represented by depositary shares,

•	debt securities, which may be issued in one or more series and that may be senior debt securities or subordinated debt securities,

•	warrants to purchase other securities or

•	subscription rights consisting of any combination of the above securities.

The securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more prospectus supplements that will contain additional information about the specific offering and the terms of the securities being offered. The prospectus supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is quoted on the OTC Markets Group’s OTCQX Market under the symbol “EFSI.”

You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 4 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The securities are not savings or deposit accounts or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is February 28, 2023

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “we,” “our,” “us” or similar terms refer to Eagle Financial Services, Inc., together with its subsidiaries. References to the “Bank” mean Bank of Clarke.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022 (including the portions of our  Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  6, 2022, including the amendment filed with the SEC on April 22, 2022, each as incorporated by reference therein);

•

our Quarterly Reports on Form 10-Q  for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022,  for the quarter ended June 30, 2022, filed with the SEC on August 12, 2022, and  for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 28, 2022, April 5, 2022, April 22, 2022, May 18, 2022, June 3, 2022, and December 5, 2022; and

•

The description of our common stock as set forth in a registration statement on Form 8-A, filed on April 29, 1992, as updated by Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020, including any other amendment or reports filed to update such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Eagle Financial Services, Inc.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

Attention: Kathleen J. Chappell, Executive Vice President and Chief Financial Officer

(540) 955-5226

In addition, we maintain a corporate website, www.bankofclarke.bank. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and will not be deemed to incorporate any information on the website into this registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue” and similar expressions intended to identify forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

•

the effects of the COVID-19 pandemic, including a potential resurgence, on the Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions;

•

the ability to successfully manage growth or implement growth strategies if the Bank is unable to identify attractive markets, locations or opportunities to expand in the future or if the Bank is unable to successfully integrate new branches, business lines or other growth opportunities into its existing operations;

•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;

•	the successful management of interest rate risk;

•	risks inherent in making loans such as repayment risks and fluctuating collateral values;

•	changes in our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;

•	changes in general economic and business conditions in the Bank’s market area, including potential recessionary conditions;

•	reliance on the Bank’s management team, including the ability to attract and retain key personnel;

•	changes in interest rates and interest rate policies;

•	maintaining capital levels adequate to support growth;

•	maintaining cost controls and asset qualities as new branches are opened or acquired;

•	demand, development and acceptance of new products and services;

•	problems with technology utilized by the Bank, including a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;

•	the failure to maintain current technologies;

•	changing trends in customer profiles and behavior;

•	inflation, which may lead to higher operating costs

•	response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the U.S. and abroad; and

•

changes in banking, tax, accounting and other laws and regulations and interpretations or guidance thereunder, including changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System.

We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

EAGLE FINANCIAL SERVICES, INC.

The Company is a bank holding company that was incorporated in 1991. The Company is headquartered in Berryville, Virginia and conducts its operations through its subsidiary, the Bank, which is chartered under Virginia law.

The Bank has twelve full-service branches, two loan production offices, one wealth management office and one drive-through only facility. The Bank’s main office is located at 2 East Main Street in Berryville, Virginia. The Bank opened for business on April 1, 1881. The Bank has Virginia offices located in Clarke County, Frederick County, Fauquier County, Loudoun County and Fairfax County, as well as the Towns of Leesburg and Purcellville and the City of Winchester. The Bank has a Maryland office located in Frederick. The Bank’s market area is located in the Shenandoah Valley, Northern Virginia and Frederick, Maryland.

The Bank offers a wide range of retail and commercial banking services, including demand, savings and time deposits and consumer, mortgage and commercial loans. The Bank has thirteen ATM locations in its trade area and issues Debit cards to deposit customers. The Bank offers telephone banking, internet banking, and mobile banking to its customers. Internet banking also offers online bill payment to consumer and commercial customers. The Bank offers other commercial deposit account services such as ACH origination and remote deposit capture.

Eagle Investment Group (“EIG”), a division of the Bank, offers both a trust department and investment services. The trust services division of EIG offers a full range of personal and retirement plan services, which include serving as agent for bill paying and custody of assets, as investment manager with full authority or advisor, as trustee or co-trustee for trusts under will or under agreement, as trustee of life insurance trusts, as guardian or committee, as agent under a power of attorney, as executor or co-executor for estates, as custodian or investment advisor for individual retirement plans, and as trustee or trust advisor for corporate retirement plans such as profit sharing and 401(k) plans. The brokerage division of EIG offers a full range of investment services, which include tax-deferred annuities, IRAs and rollovers, mutual funds, retirement plans, 529 college savings plans, life insurance, long term care insurance, fixed income investing, brokerage CDs, and full service or discount brokerage services. Non-deposit investment products are offered through a third-party provider.

The Bank is a partner in Bankers Title Shenandoah, LLC, which sells title insurance and is an investor in Virginia Bankers Insurance Center, LLC, which serves as the broker for insurance sales through its member banks. The Bank invests in qualified affordable housing projects. The general purpose of these investments is to encourage and assist participants in investing in low-income residential rental properties located in the Commonwealth of Virginia, develop and implement strategies to maintain projects as low-income housing, provide tax credits and other tax benefits to investors, and to preserve and protect project assets.

As a bank holding company, the Company is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). As a state-chartered commercial bank, the Bank is subject to regulation, supervision and examination by the Virginia State Corporation Commission’s Bureau of Financial Institutions. It is also subject to regulation, supervision and examination by the Federal Reserve. Other federal and state laws, including various consumer and compliance laws, govern the activities of the Bank, the investments that it makes and the aggregate amount of loans that it may grant to one borrower.

As of September 30, 2022, the Company’s assets, net loans, deposits and shareholders’ equity totaled $1.47 billion, $1.19 billion, $1.25 billion and $98.5 million, respectively.

Our principal executive offices are located at 2 East Main Street, Berryville, Virginia 22611, and our telephone number is (540)  955-2510.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include general corporate purposes, including investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments, share repurchases and possible acquisitions of businesses or assets.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiary’s funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds for temporary investments. We may, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

SUMMARY OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our articles of incorporation and bylaws and certain provisions of Virginia law is a summary and is qualified in its entirety by reference to our articles of incorporation, bylaws and the Virginia Stock Corporation Act (the “VSCA”). Copies of our articles of incorporation and our bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital consists of 10,000,000 shares of common stock, $2.50 par value, 500,000 shares of preferred stock, $10.00 par value. At September 30, 2022, we had 3,490,171 shares of common stock outstanding and no shares of preferred stock outstanding. All issued and outstanding shares are fully paid and non-assessable.

Common Stock

Voting Rights. Each holder of common shares is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors or otherwise.

Dividends. Holders of common shares are entitled to receive dividends when and as declared by the board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any outstanding preferred stock. As most of the Company’s revenues will be received by it in the form of dividends paid by the Bank, the Company’s ability to pay dividends will be subject to certain regulatory restrictions on the Bank’s ability to pay dividends.

No Preemptive or Conversion Rights. Holders of the Company’s common shares do not have preemptive rights to purchase additional shares of any class of the Company’s stock, and have no conversion or redemption rights.

Calls and Assessments. All of the issued and outstanding common shares are non-assessable.

Liquidation Rights. In the event of the Company’s liquidation, dissolution or winding up, the holders of common shares (and the holders of any class or series of stock entitled to participate with the common shares in the distribution of assets) will be entitled to receive, in cash or in kind, the Company’s assets available for distribution remaining after payment or provision for payment of the Company’s debts and liabilities and distributions or provision for distributions to holders of the preferred stock having preference over the common shares.

Listing. The Company’s common stock is quoted on the OTC Markets Group’s OTCQX Market under the symbol “EFSI.”

Preferred Stock

The Company’s board of directors is granted the authority from time to time to issue preferred stock in one or more series and in connection with the creation of any such series to fix by resolution the preferences, limitations and relative rights thereof as set forth in the articles of incorporation. As of September 30, 2022, there were 500,000 authorized shares of preferred stock, par value $10.00 per share, none of which were outstanding.

The preferences and other terms of any series of preferred stock will be fixed by an amendment to the Company’s articles of incorporation designating the terms of that series. Because the Company’s board of directors has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of the Company’s common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of common stock until the Company’s board of directors determines the specific rights of the holders of preferred stock. However, the effects might include:

•	restricting dividends on the Company’s common stock;

•	diluting the voting power of the Company’s common stock;

•	impairing liquidation rights of the Company’s common stock; or

•	discouraging, delaying or preventing a change in control of the Company without further action by its shareholders.

Certain Provisions of the Company’s Articles of Incorporation and Bylaws and Virginia Law

The following is a general summary of the material provisions of our articles of incorporation and bylaws, Virginia law and federal law that may have an “anti-takeover effect.” Such provisions might discourage future takeover attempts by impeding efforts to acquire us or stock purchases in furtherance of such an acquisition.

General. The Company’s articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of the Company by means of a tender offer, a proxy contest or otherwise. In addition, Virginia has two anti-takeover statutes, the affiliated transactions statute and the control share acquisitions statute, that could make it more difficult for another party to acquire the Company without the approval of the Company’s board of directors. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with the Company. Although these provisions may have the effect of delaying, deferring or preventing a change in control, the Company believes that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Special Voting Provisions. The Company’s articles of incorporation currently provide that unless previously approved by 80% of disinterested directors or certain price and procedural requirements are met, the following transactions with a beneficial owner, directly or indirectly, of more than 20% of the Company’s outstanding capital stock entitled to vote, require approval by at least 80% of the Company’s outstanding capital stock entitled to vote:

•	any merger or consolidation of the Company or its subsidiaries;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, of all, or substantially all, of any of the Company’s or its subsidiaries’ assets having a fair market value of $1,000,000 or more;

•

the issuance or transfer, in one transaction or a series of transactions, of any securities of the Company in exchange for cash, securities or other property having a fair market value of $1,000,000 or more;

•	the adoption of a plan for the Company’s liquidation or dissolution proposed by such beneficial owner or an affiliate thereof; or

•

any reclassification, recapitalization, merger or consolidation or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or its subsidiaries that is directly or indirectly owned by such beneficial owner or an affiliate thereof.

If any of the foregoing transactions is with a corporation, person or entity that is not a beneficial owner, directly or indirectly, of more than 20% of the Company’s outstanding capital stock entitled to vote, the affirmative vote of two-thirds of the Company’s outstanding capital stock entitled to vote will be required to approve the transaction.

Advance Notice for Shareholder Proposals or Nominations at Meetings. The Company’s bylaws prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Company’s Secretary not less than 60 days and not more than 90 days prior to the date of the meeting. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters regarding the shareholder giving the notice.

Blank Check Preferred Stock. As permitted by the VSCA, the Company’s board of directors may issue shares of preferred stock without shareholder approval. The Company’s board of directors has the flexibility to deter attempts to gain control of the Company by including extraordinary voting, dividend, redemption or conversion rights in any preferred stock that it may deem appropriate to issue.

No Cumulative Voting. The Company’s articles of incorporation do not provide for cumulative voting in the election of directors.

Removal of Directors. The Company’s articles of incorporation currently provide that a director may not be removed from office as a director except by the affirmative vote of the holders of 80% of the shares of the Company’s common stock issued, outstanding and entitled to vote.

Bank Holding Company Act. The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.

Benefit Plans. In addition to the provisions of the Company’s articles of incorporation and bylaws described above, benefit plans of the Company that may authorize the issuance of equity to its board of directors, officers and employees adopted may contain provisions that also may discourage hostile takeover attempts that the board of directors of the Company might conclude are not in the best interests of the Company or its shareholders.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, New York, New York, is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash will be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our articles of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under either a senior indenture or a subordinated indenture, in each case between us and a trustee as identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, the forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Eagle Financial Services, Inc. and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indentures

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the designation of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•

the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the currency or currencies of payment of principal or interest;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•

provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on the issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:

•

we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

•	immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture; and

•

we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of principal of any debt security of that series;

•	default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

•

default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of a 30-day period);

•

default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

•	any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Obligations of the Trustee

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.

Remedies

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Defeasance of Certain Covenants

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.

Amendments to the Indentures

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:

•

to evidence the succession of a corporation to the Company, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities;

•

to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•

to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

•	to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;

•

in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Company, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

•

to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding certain provisions thereof;

•

to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;

•

to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

•

to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

•	to add guarantees with respect to, or to secure, any series of debt security;

•	to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

•	to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Debt Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture, or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

•	reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;

•	modify the subordination provisions in a manner adverse to the holders of such debt securities; or

•	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee

The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

No Individual Liability of Directors, Officers, Employees or Shareholders

The indentures provide that none of our directors, officers, employees or shareholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full description of all terms of any series of subscription rights.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company to be named in the applicable prospectus supplement that will serve as rights agent. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights that we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the subscription rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, debt securities, warrants or subscription rights in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents or dealers; or

•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an applicable securities exchange or in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is quoted on the OTC Markets Group’s OTCQX Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Luse Gorman, PC, Washington, DC. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Eagle Financial Services, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2021, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

1,562,500 Shares

Common Stock

Prospectus Supplement

Sole-Bookrunner

Keefe, Bruyette & Woods

       A Stifel Company

Lead Manager

D.A. Davidson & Co.

February 6, 2025